Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-227671) and the Registration Statement on Form S-8 (File No. 333-257219) of One Stop Systems, Inc. (the “Company”) of our report dated March 23, 2023, relating to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022

/s/ Haskell & White LLP
HASKELL & WHITE LLP

Irvine, California

March 23, 2023